Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 31, 2023, except for Note 25 as to which the date is August 25, 2023, with respect to the consolidated financial statements of FD Technology Inc., for the years ended December 31, 2022 and 2021, in this Amendment #3 of Registration Statement on Form F-1 of FD Technology Inc. and the related Prospectus FD Technology Inc. filed with the Securities and Exchange Commission.

/s/ TPS Thayer LLC
TPS Thayer LLC

Sugar Land, Texas

August 25, 2023